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                                                                     Exhibit 5.1


                     [LETTERHEAD OF ROGERS & WELLS LLP]

November 20, 1998


American Real Estate Investment Corporation
Plymouth Meeting Executive Campus
620 W. Germantown Pike, Suite 200
Plymouth Meeting, PA  19462

Ladies and Gentlemen:

We have acted as special counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the possible offer and sale from time to time of up to 892,009 shares of common stock, par value $.001 per share (the "Shares"), by the stockholders of the Company listed in the Registration Statement.

In rendering the opinions expressed herein, we have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and such corporate proceedings of the Company and such other documents as we have deemed necessary. As to questions of fact material to this opinion, we have relied on certificates of officers of the Company and have not independently verified the accuracy of the matters contained therein.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Maryland. To the extent that any opinions set forth herein are dependent on the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury L.L.P., dated the date hereof. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein.


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American Real Estate Investment Corporation                               Page 2
November 20, 1998



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Roges & Wells LLP